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                                                                    EXHIBIT 11
                  AMERICAN TELECASTING, INC. AND SUBSIDIARIES

                               Earnings Per Share
                (Dollars in thousands except per share amounts)

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
                                                          THREE MONTHS ENDED JUNE 30,         SIX MONTHS ENDED JUNE 30,
                                                       -------------------------------     -------------------------------
                                                           1996              1997              1996               1997
                                                       -------------     -------------     -------------     -------------
Net loss applicable to Class A Common Stock ......     $    (18,396)     $    (22,813)     $    (37,147)     $    (45,396)
Weighted average number of shares
 outstanding .....................................       17,381,001        25,743,607        16,970,012        25,168,157
Net loss per share ...............................     $      (1.06)     $       (.89)     $      (2.19)     $      (1.80)


